UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2018

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7315 Wisconsin Avenue, Suite 550 East

Bethesda, MD 20814

(Address of principal executive offices) (Zip code)

(240) 223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the stockholders of Quality Care Properties, Inc. (the “Company”) was convened at 9:00 a.m. local time on July 25, 2018.  The following proposals were voted on at the Special Meeting (each of which is described in the definitive proxy statement filed by the Company with the Securities Exchange Commission on June 21, 2018) and the final voting results as to each such proposal are set forth below.

	Votes For	Votes Against	Abstentions
Proposal 1: To consider and vote on a proposal to approve the merger (the “Merger”) of the Company with and into Potomac Acquisition LLC (“Merger Sub”), a Delaware limited liability company and subsidiary of Welltower Inc., a Delaware corporation (“Welltower”), pursuant to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 25, 2018, by and among the Company, certain of the Company’s subsidiaries party to the Merger Agreement, Welltower and Merger Sub.	76,429,143	2,895,332	885,264
Proposal 2: To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.	42,292,088	36,938,398	979,253
Proposal 3: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger.	71,202,684	8,116,117	890,938

Item 8.01.  Other Events.

On July 25, 2018, the Company issued a press release.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY CARE PROPERTIES, INC.

	By:	/s/ C. Marc Richards
		Name:	C. Marc Richards
Date: July 25, 2018		Title:	Chief Financial Officer